Exhibit 99.1

DeFi Development Corp. Provides SPS Guidance Update

BOCA RATON, FL — February 17, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company”), the first US public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today provided an update to its SOL per Share (“SPS”) guidance.

The Company’s SPS guidance for June 2026 is now 0.085, compared to prior guidance of 0.1650. The Company’s long-term target of 1.0 SPS by December 2028 remains unchanged. The Company will provide additional detail, including underlying assumptions, in its upcoming fourth quarter 2025 earnings investor letter.

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About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding the Company’s SPS objectives and can be identified by words such as: "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," strategy," "future," "likely," "may,", "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) the Company’s ability to earn SOL staking rewards; (iii) our ability to access sources of capital, including debt financing and other sources of capital to finance SOL acquisitions, operations and growth; (iv) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (v) the effect of and uncertainties related to the ongoing volatility in interest rates; (vi) our ability to achieve and maintain profitability in the future; (vii) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (viii) changes in the accounting treatment relating to the Company’s SOL holdings; (ix) our ability to respond to general economic conditions; (x) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; and (xi) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

press@defidevcorp.com